Exhibit 8.1

SUBSIDIARIES

Advanced Semiconductor Materials (Netherlands Antilles) N.V.

ASM Pacific Technology Limited (subsidiary of Advanced Semiconductor Materials (Netherlands Antilles) N.V.

ASM Assembly Automation Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Materials Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Products B.V. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Technology Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific Assembly Products Inc. (subsidiary of ASM Pacific Technology Limited)

ASM Pacific International Marketing Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific Investments Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific KOR Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment Bangkok Limited (subsidiary of ASM Pacific Technology Limited)

ASM Semiconductor Materials (Shenzhen) Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology Singapore Pte. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Limited)

Capital Equipment Distribution Limited (subsidiary of ASM Pacific Technology Limited)

Shenzhen ASM Micro Electronic Technology Co. Limited (subsidiary of ASM Pacific Technology Limited)

Shenzhen ASM Precision Machinery Manufactory Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment Trading (Shanghai) Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific (Bermuda) Limited (subsidiary of ASM Pacific Technology Limited)

ASM Asia Limited (subsidiary of ASM Pacific Technology Limited)

Edgeward Development Limited (subsidiary of ASM Pacific Technology Limited)

ASM America, Inc.

ASM Front-End Manufacturing Singapore Pte Limited

ASM Japan K.K.

ASM Microchemistry Oy

NanoPhotonics AG

ASM NuTool, Inc.

ASM Genitech, Inc.

ASM Europe B.V.

ASM France S.A.R.L. (subsidiary of ASM Europe B.V.)

ASM Belgium N.V. (subsidiary of ASM Europe B.V.)

ASM United Kingdom Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Germany Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Italia S.r.l. (subsidiary of ASM Europe B.V.)

ASM Support and Services Ireland Ltd. (subsidiary of ASM Europe B.V.)

ASM China Limited

ASM Wafer Process Equipment Limited

ASM Wafer Process Equipment Singapore Pte Limited

ASM Far East Marketing Limited (subsidiary of ASM Wafer Process Equipment Limited)

ASM Front-End Sales & Services Taiwan Co., Ltd.

ASM Korea Limited